Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Patrick Industries, Inc. 2009 Omnibus Incentive Plan of our report dated March 30, 2010 on the consolidated financial statements of Patrick Industries, Inc., which report is included in the Form 10-K of Patrick Industries, Inc. for the year ended December 31, 2009.

                         /s/ Crowe Horwath LLP

Elkhart, Indiana
March 30, 2010